Exhibit 99.1

FOR IMMEDIATE RELEASE January 20, 2026

For more information

Kathryn Shrout Mistich, VP, Investor Relations Manager

504.539.7836 or kathryn.mistich@hancockwhitney.com

Hancock Whitney reports fourth quarter 2025 EPS of $1.49

GULFPORT, Miss. (January 20, 2026) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the fourth quarter of 2025. Net income for the fourth quarter of 2025 totaled $125.6 million, or $1.49 per diluted common share (EPS), compared to $127.5 million, or $1.49 per diluted common share, in the third quarter of 2025. The company reported net income for the fourth quarter of 2024 of $122.1 million, or $1.40 per diluted common share.

Fourth Quarter 2025 Highlights

•
Net income totaled $125.6 million, or $1.49 per diluted share, compared to $127.5 million, or $1.49 per diluted share in the third quarter of 2025
•
Adjusted pre-provision net revenue (PPNR) totaled $174.0 million, compared to $175.6 million in the prior quarter
•
Loans increased $362 million, or 6% linked quarter annualized (LQA)
•
Deposits increased $620 million, or 9% LQA
•
Criticized commercial loans and nonaccrual loans decreased
•
ACL coverage solid at 1.43%
•
NIM of 3.48%, down 1 bp from the prior quarter
•
CET1 ratio estimated at 13.66%, down 43 bps linked-quarter; TCE ratio of 10.06%, up 5 bps linked-quarter; total risk-based capital ratio estimated at 15.46%, down 46 bps linked-quarter
•
Efficiency ratio of 54.93%, compared to 54.10% in the prior quarter

“The fourth quarter of 2025 marked a strong finish to a remarkable year,” said John M. Hairston, President & CEO. “2025 compared very well to the previous year, with adjusted EPS increasing 8%, adjusted PPNR improving by 6%, and tangible book value per share up 12%. For the fourth quarter of 2025, we enjoyed solid loan growth of 6% linked quarter annualized as production improved, while deposits grew 9% linked-quarter annualized, driven largely by seasonal public fund balances. Profitability remains strong, with ROA of 1.41%, efficiency ratio of 54.93%, continued fee income growth, with continuing investments back into revenue-generating activities. While NIM declined 1 basis point to 3.48%, we continue to seek opportunities to enhance our margin, including the recent completion of a bond portfolio restructuring announced today. During the fourth quarter, we repurchased 2,543,700 shares of our common stock, fully utilizing our existing share repurchase authority, and the board approved a new repurchase plan through the end of 2026. We closed the year with solid capital and we believe we enter 2026 well-positioned for continued growth and enhanced shareholder value.”

Loans

Total loans were $24.0 billion at December 31, 2025, up $361.9 million, or 2%, from September 30, 2025. Loan growth was driven by strong healthcare production, increased ICRE activity and continued growth in equipment finance.

Average loans totaled $23.7 billion for the fourth quarter of 2025, up $289.9 million, or 1%, linked-quarter. For 2026, we expect end of period loans to be up mid-single digits from December 31, 2025.

Deposits

Total deposits at December 31, 2025 were $29.3 billion, up $620.0 million, or 2%, from September 30, 2025.

Noninterest-bearing DDAs totaled $10.4 billion at December 31, 2025, up $69.7 million, or 1%, from September 30, 2025, and comprised 35% of total period-end deposits. The linked-quarter increase in noninterest-bearing DDAs was related to an increase in public funds DDAs of $191 million in the fourth quarter of 2025, partially offset by lower balances in other DDA accounts.

Interest-bearing transaction and savings deposits totaled $12.0 billion at the end of the fourth quarter of 2025, up $223.4 million, or 2%, linked-quarter. This increase was due to competitive products and pricing.

Compared to September 30, 2025, retail time deposits of $3.7 billion were down $90.4 million, or 2%, driven by maturity concentration and promotional rate reductions during the fourth quarter of 2025. Interest-bearing public fund deposits increased $417.4 billion, or 15%, linked-quarter, totaling $3.2 billion at December 31, 2025. The increase in interest-bearing public funds was driven by seasonal inflows.

Average deposits for the fourth quarter of 2025 were $28.8 billion, up $324.5 million, or 1%, linked-quarter. Management expects 2026 period-end deposits to be up low-single digits from December 31, 2025 levels.

Asset Quality

The total allowance for credit losses (ACL) was $341.7 million at December 31, 2025, up $0.1 million from September 30, 2025. During the fourth quarter of 2025, the company recorded a provision for credit losses of $13.1 million, compared to $12.7 million in the third quarter of 2025. There were $13.0 million of net charge-offs in the fourth quarter of 2025, or 0.22% of average total loans on an annualized basis, compared to net charge-offs of $11.4 million, or 0.19% of average total loans in the third quarter of 2025. The ratio of ACL to period-end loans was 1.43% at December 31, 2025, compared to 1.45% at September 30, 2025.

Criticized commercial loans totaled $535.4 million, or 2.88% of total commercial loans, at December 31, 2025, compared to $549.2 million, or 3.01% of total commercial loans, at September 30, 2025. Nonaccrual loans totaled $106.9 million, or 0.45% of total loans, at December 31, 2025, compared to $113.6 million, or 0.48% of total loans, at September 30, 2025. ORE and foreclosed assets were $14.8 million at December 31, 2025, compared to $11.1 million at September 30, 2025.

Net Interest Income and Net Interest Margin (NIM)

Net interest income (TE) for the fourth quarter of 2025 was $284.7 million, an increase of $2.4 million, or 1%, from the third quarter of 2025. The net interest margin (NIM) (TE) was 3.48% in the fourth quarter of 2025, down 1 bp linked-quarter, driven by lower loan yields (-10 bps), partially offset by higher securities yield (+2 bps) and lower cost of funds (+7 bps).

Average earning assets were $32.6 billion for the fourth quarter of 2025, up $384.7 million, or 1%, from the third quarter of 2025.

Noninterest Income

Noninterest income totaled $107.1 million for the fourth quarter of 2025, up $1.1 million, or 1%, from the third quarter of 2025.

Service charges on deposits were up $0.4 million, or 1%, from the third quarter of 2025. Bank card and ATM fees were down $0.2 million, or 1%, from the third quarter of 2025.

Investment and annuity income and insurance fees were down $1.9 million, or 13%, linked-quarter, related to lower annuity sales in the fourth quarter of 2025. Trust fees were up $0.4 million, or 2% linked-quarter. Fees from secondary mortgage operations totaled $3.7 million for the fourth quarter of 2025, up $0.2 million, or 6%, linked-quarter.

Other noninterest income was $19.0 million in the fourth quarter of 2025, up $2.2 million, or 13%, from the third quarter of 2025. The increase was primarily due to higher SBIC income, partially offset by lower syndication fees.

Noninterest Expense & Taxes

Noninterest expense totaled $217.9 million, up $5.1 million, or 2% linked-quarter.

Personnel expense totaled $122.5 million in the fourth quarter of 2025, up $0.5 million, or less than 1%, linked-quarter.

Net occupancy and equipment expense totaled $18.6 million in the fourth quarter of 2025, up $0.4 million, or 2%, from the third quarter of 2025. Amortization of intangibles totaled $2.6 million for the fourth quarter of 2025, down $0.1 million, or 3%, linked-quarter.

Net expense on ORE and other foreclosed assets totaled $0.5 million in the fourth quarter of 2025, compared to a net gain of $0.3 million in the third quarter of 2025.

Other expenses totaled $73.6 million in the fourth quarter of 2025, up $3.5 million, or 5%, linked-quarter. This increase is primarily related to higher advertising, data processing and other professional services expense.

The effective income tax rate for the fourth quarter of 2025 was 20.7%, compared to 20.5% in the third quarter.

Capital

Common stockholders’ equity at December 31, 2025 totaled $4.5 billion, down $14.4million, or less than 1%, from September 30, 2025. The tangible common equity (TCE) ratio was 10.06%, up 5 bps linked-quarter. The company’s CET1 ratio is estimated to be 13.66% at December 31, 2025, down 43 bps linked-quarter. Total risk-based capital ratio is estimated to be 15.46% at December 31, 2025, down 46 bps linked-quarter.

During the fourth quarter of 2025, the company repurchased 2,543,700 shares of its common stock at an average price of $57.62 per share. This stock repurchase is pursuant to the company’s share buyback program (which authorized the repurchase of up to 4,306,200 shares of the company’s outstanding common stock), which expires on December 31, 2026. The existing share buyback program was fully exhausted during the fourth quarter of 2025.

The company’s Board of Directors authorized a new share buyback program effective January 1, 2026 and expiring on December 31, 2026; under this new authorization, the company may, from time to time, purchase up to 4,112,966 shares of its common stock, 5% of the shares of its common stock outstanding as of December 31, 2025. For more information, please refer to the press release, dated December 10, 2025 and related Form 8-K, dated December 9, 2025 on the company’s investor relations website and filed with the Securities and Exchange Commission on December 10, 2025.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 3:30 p.m. Central Time on Tuesday, January 20, 2026 to review fourth quarter of 2025 results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at investors.hancockwhitney.com. A link to the release with additional financial tables, and a link to a slide presentation related to fourth quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial 800-715-9871 or 646-307-1963, access code 8545141.

An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through January 27, 2026 by dialing 800-770-2030 or 609-800-9909, access code 8545141.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; and mortgage services. The company also operates combined loan and deposit production offices in the greater metropolitan areas of Nashville, Tennessee, and Atlanta, Georgia. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with the provisions of subpart 229.1400 of the Securities and Exchange Commission’s Regulation S-K, “Disclosures by Bank and Savings and Loan Registrants,” the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. The company highlights certain items that are outside of our principal business and/or are not indicative of forward-looking trends in supplemental disclosures items below our GAAP financial data and presents certain “Adjusted” ratios that exclude these disclosed items. These adjusted ratios provide management or the reader with a measure that may be more indicative of forward-looking trends in our business, as well as demonstrates the effects of significant gains or losses and changes.

We define Adjusted Pre-Provision Net Revenue as net income excluding provision expense and income tax expense, plus the taxable equivalent adjustment (as defined above), less supplemental disclosure items (as defined above). Management believes that adjusted pre-provision net revenue is a useful financial measure because it enables investors and others to assess the company’s ability to generate capital to cover credit losses through a credit cycle. We define Adjusted Revenue as net interest income (te) and noninterest income less supplemental disclosure items. We define Adjusted Noninterest Expense as noninterest expense less supplemental disclosure items. We define our Efficiency Ratio as noninterest expense to total net interest income (te) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items, if applicable. Management believes adjusted revenue, adjusted noninterest expense and the efficiency ratio are useful measures as they provide a greater understanding of ongoing operations and enhance comparability with prior periods.

Important Cautionary Statement about Forward-Looking Statements

This release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, capital levels, deposits (including growth, pricing, and betas), investment portfolio, other sources of liquidity, loan growth expectations, management’s predictions about charge-offs for loans, the impact of current and future economic conditions, including the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment, inflationary pressures, increasing insurance costs, fluctuations in interest rates, including the impact of changes in interest rates on our financial projections, models and guidance and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing, general economic business conditions in our local markets, Federal Reserve action with respect to interest rates, the effects of war or other conflicts, acts of terrorism, climate change, the impact of natural or man-made disasters, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings, assessments, and enforcement actions, as well as the impact of negative developments affecting the banking industry and the resulting media coverage; the potential impact of current or future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the potential impact of third-party business combinations in our footprint on our performance and financial condition, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, and the impact of artificial intelligence on our business operations, the adequacy of our internal controls over financial and non-financial reporting, the impact of changes in U.S. laws or policies, including those related to credit card interest rates, the financial impact of regulatory requirements and tax reform legislation, deposit trends, credit quality trends, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended			Twelve Months Ended
(dollars and common share data in thousands, except per share amounts)	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
NET INCOME
Net interest income	$282,170	$279,738	$273,556	$1,108,772	$1,081,921
Net interest income (TE) (a)	284,675	282,309	276,291	1,119,150	1,093,007
Provision for credit losses	13,145	12,651	11,912	51,183	52,167
Noninterest income	107,131	106,001	91,209	406,447	364,129
Noninterest expense	217,850	212,753	202,333	851,641	819,910
Income tax expense	32,734	32,869	28,446	126,322	113,158
Net income	$125,572	$127,466	$122,074	$486,073	$460,815
Supplemental disclosure items - included above, pre-tax
Included in noninterest expense
Sabal Trust Company acquisition expense	$—	$—	$—	$5,911	$—
FDIC special assessment	—	—	—	—	3,800
PERIOD-END BALANCE SHEET DATA
Loans	$23,958,440	$23,596,565	$23,299,447	$23,958,440	$23,299,447
Securities	8,094,799	7,991,281	7,597,154	8,094,799	7,597,154
Earning assets	32,218,663	32,532,320	31,857,841	32,218,663	31,857,841
Total assets	35,472,762	35,766,407	35,081,785	35,472,762	35,081,785
Noninterest-bearing deposits	10,374,991	10,305,303	10,597,461	10,374,991	10,597,461
Total deposits	29,279,774	28,659,750	29,492,851	29,279,774	29,492,851
Common stockholders' equity	4,460,117	4,474,479	4,127,636	4,460,117	4,127,636
AVERAGE BALANCE SHEET DATA
Loans	$23,715,763	$23,425,895	$23,248,512	$23,366,808	$23,630,743
Securities (b)	8,484,162	8,383,771	8,257,061	8,346,076	8,221,973
Earning assets	32,598,315	32,213,632	32,333,012	32,230,774	32,422,554
Total assets	35,227,286	34,751,209	34,770,663	34,717,808	34,912,199
Noninterest-bearing deposits	10,165,806	10,121,707	10,409,022	10,191,859	10,491,504
Total deposits	28,816,539	28,492,076	29,108,381	28,677,400	29,168,855
Common stockholders' equity	4,417,711	4,368,746	4,138,326	4,314,183	3,951,871
COMMON SHARE DATA
Earnings per share - diluted	$1.49	$1.49	$1.40	$5.67	$5.28
Cash dividends per share	0.45	0.45	0.40	1.80	1.50
Book value per share (period-end)	54.22	52.82	47.93	54.22	47.93
Tangible book value per share (period-end)	42.16	41.07	37.58	42.16	37.58
Weighted average number of shares - diluted	83,791	85,453	86,602	85,440	86,648
Period-end number of shares	82,259	84,711	86,124	82,259	86,124
Market data
High sales price	$67.10	$64.66	$62.40	$67.10	$62.40
Low sales price	54.05	56.87	48.36	43.90	41.19
Period-end closing price	63.68	62.61	54.72	63.68	54.72
Trading volume	55,269	51,077	32,670	191,488	127,503
PERFORMANCE RATIOS
Return on average assets	1.41%	1.46%	1.40%	1.40%	1.32%
Return on average common equity	11.28%	11.58%	11.74%	11.27%	11.66%
Return on average tangible common equity	14.55%	15.00%	14.96%	14.49%	15.08%
Tangible common equity ratio (c)	10.06%	10.01%	9.47%	10.06%	9.47%
Net interest margin (TE)	3.48%	3.49%	3.41%	3.47%	3.37%
Noninterest income as a percentage of total revenue (TE)	27.34%	27.30%	24.82%	26.64%	24.99%
Efficiency ratio (d)	54.93%	54.10%	54.46%	54.78%	55.36%
Average loan/deposit ratio	82.30%	82.22%	79.87%	81.48%	81.01%
Allowance for loan losses as a percentage of period-end loans	1.28%	1.33%	1.37%	1.28%	1.37%
Allowance for credit losses as a percentage of period-end loans (e)	1.43%	1.45%	1.47%	1.43%	1.47%
Annualized net charge-offs to average loans	0.22%	0.19%	0.20%	0.22%	0.19%
Allowance for loan losses as a % of nonaccrual loans	287.95%	276.20%	327.61%	287.95%	327.61%
FTE headcount	3,627	3,603	3,476	3,627	3,476
(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
NET INCOME
Net interest income	$282,170	$279,738	$276,959	$269,905	$273,556
Net interest income (TE) (a)	284,675	282,309	279,455	272,711	276,291
Provision for credit losses	13,145	12,651	14,925	10,462	11,912
Noninterest income	107,131	106,001	98,524	94,791	91,209
Noninterest expense	217,850	212,753	215,979	205,059	202,333
Income tax expense	32,734	32,869	31,048	29,671	28,446
Net income	$125,572	$127,466	$113,531	$119,504	$122,074
Supplemental disclosure items - included above, pre-tax
Included in noninterest expense
Sabal Trust Company acquisition expense	$—	$—	$5,911	$—	$—
PERIOD-END BALANCE SHEET DATA
Loans	$23,958,440	$23,596,565	$23,461,750	$23,098,146	$23,299,447
Securities	8,094,799	7,991,281	7,868,011	7,694,969	7,597,154
Earning assets	32,218,663	32,532,320	31,965,130	31,661,169	31,857,841
Total assets	35,472,762	35,766,407	35,212,652	34,750,680	35,081,785
Noninterest-bearing deposits	10,374,991	10,305,303	10,638,785	10,614,874	10,597,461
Total deposits	29,279,774	28,659,750	29,046,612	29,194,733	29,492,851
Common stockholders' equity	4,460,117	4,474,479	4,365,419	4,278,672	4,127,636
AVERAGE BALANCE SHEET DATA
Loans	$23,715,763	$23,425,895	$23,249,241	$23,068,573	$23,248,512
Securities (b)	8,484,162	8,383,771	8,271,777	8,241,514	8,257,061
Earning assets	32,598,315	32,213,632	32,081,140	32,023,885	32,333,012
Total assets	35,227,286	34,751,209	34,527,276	34,355,515	34,770,663
Noninterest-bearing deposits	10,165,806	10,121,707	10,317,446	10,163,221	10,409,022
Total deposits	28,816,539	28,492,076	28,649,900	28,752,416	29,108,381
Common stockholders' equity	4,417,711	4,368,746	4,284,279	4,182,814	4,138,326
COMMON SHARE DATA
Earnings per share - diluted	$1.49	$1.49	$1.32	$1.38	$1.40
Cash dividends per share	0.45	0.45	0.45	0.45	0.40
Book value per share (period-end)	54.22	52.82	51.15	49.73	47.93
Tangible book value per share (period-end)	42.16	41.07	39.46	39.40	37.58
Weighted average number of shares - diluted	83,791	85,453	85,943	86,462	86,602
Period-end number of shares	82,259	84,711	85,351	86,033	86,124
Market data
High sales price	$67.10	$64.66	$58.24	$61.57	$62.40
Low sales price	54.05	56.87	43.90	49.46	48.36
Period-end closing price	63.68	62.61	57.40	52.45	54.72
Trading volume	55,269	51,077	43,450	41,692	32,670
PERFORMANCE RATIOS
Return on average assets	1.41%	1.46%	1.32%	1.41%	1.40%
Return on average common equity	11.28%	11.58%	10.63%	11.59%	11.74%
Return on average tangible common equity	14.55%	15.00%	13.71%	14.72%	14.96%
Tangible common equity ratio (c)	10.06%	10.01%	9.84%	10.01%	9.47%
Net interest margin (TE)	3.48%	3.49%	3.49%	3.43%	3.41%
Noninterest income as a percentage of total revenue (TE)	27.34%	27.30%	26.07%	25.79%	24.82%
Efficiency ratio (d)	54.93%	54.10%	54.91%	55.22%	54.46%
Average loan/deposit ratio	82.30%	82.22%	81.15%	80.23%	79.87%
Allowance for loan losses as a percentage of period-end loans	1.28%	1.33%	1.33%	1.38%	1.37%
Allowance for credit losses as a percentage of period-end loans (e)	1.43%	1.45%	1.45%	1.49%	1.47%
Annualized net charge-offs to average loans	0.22%	0.19%	0.31%	0.18%	0.20%
Allowance for loan losses as a % of nonaccrual loans	287.95%	276.20%	329.94%	305.26%	327.61%
FTE headcount	3,627	3,603	3,580	3,497	3,476
(a) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosures noted above.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars in thousands, except per share data)	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
NET INCOME
Interest income	$407,698	$409,020	$414,286	$1,614,620	$1,692,991
Interest income (TE) (f)	410,203	411,591	417,021	1,624,998	1,704,077
Interest expense	125,528	129,282	140,730	505,848	611,070
Net interest income (TE)	284,675	282,309	276,291	1,119,150	1,093,007
Provision for credit losses	13,145	12,651	11,912	51,183	52,167
Noninterest income	107,131	106,001	91,209	406,447	364,129
Noninterest expense	217,850	212,753	202,333	851,641	819,910
Income before income taxes	158,306	160,335	150,520	612,395	573,973
Income tax expense	32,734	32,869	28,446	126,322	113,158
Net income	$125,572	$127,466	$122,074	$486,073	$460,815
Supplemental disclosure items - included above, pre-tax
Included in noninterest expense
Sabal Trust Company acquisition expense	$—	$—	$—	$5,911	$—
FDIC special assessment	—	—	—	—	3,800
NONINTEREST INCOME
Service charges on deposit accounts	$25,585	$25,220	$23,447	$99,180	$91,105
Trust fees	24,644	24,211	18,170	89,630	71,734
Bank card and ATM fees	21,603	21,814	21,403	86,135	85,491
Investment and annuity fees and insurance commissions	12,637	14,507	10,901	49,162	43,424
Secondary mortgage market operations	3,679	3,475	2,558	14,769	12,374
Other income	18,983	16,774	14,730	67,571	60,001
Total noninterest income	$107,131	$106,001	$91,209	$406,447	$364,129
NONINTEREST EXPENSE
Personnel expense	$122,510	$122,022	$113,723	$475,391	$469,377
Net occupancy and equipment expense	18,632	18,222	17,862	72,891	71,082
Other real estate and foreclosed assets expense (income), net	467	(337)	(763)	3,091	(2,469)
Other expense	73,619	70,152	69,305	290,315	272,507
Amortization of intangibles	2,622	2,694	2,206	9,953	9,413
Total noninterest expense	$217,850	$212,753	$202,333	$851,641	$819,910
COMMON SHARE DATA
Earnings per share:
Basic	$1.51	$1.50	$1.41	$5.70	$5.30
Diluted	1.49	1.49	1.40	5.67	5.28

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(in thousands, except per share data)	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
NET INCOME
Interest income	$407,698	$409,020	$402,581	$395,321	$414,286
Interest income (TE) (f)	410,203	411,591	405,077	398,127	417,021
Interest expense	125,528	129,282	125,622	125,416	140,730
Net interest income (TE)	284,675	282,309	279,455	272,711	276,291
Provision for credit losses	13,145	12,651	14,925	10,462	11,912
Noninterest income	107,131	106,001	98,524	94,791	91,209
Noninterest expense	217,850	212,753	215,979	205,059	202,333
Income before income taxes	158,306	160,335	144,579	149,175	150,520
Income tax expense	32,734	32,869	31,048	29,671	28,446
Net income	$125,572	$127,466	$113,531	$119,504	$122,074
Supplemental disclosure items - included above, pre-tax
Included in noninterest expense
Sabal Trust Company acquisition expense	$—	$—	$5,911	$—	$—
NONINTEREST INCOME
Service charges on deposit accounts	$25,585	$25,220	$24,256	$24,119	$23,447
Trust fees	24,644	24,211	22,753	18,022	18,170
Bank card and ATM fees	21,603	21,814	22,004	20,714	21,403
Investment and annuity fees and insurance commissions	12,637	14,507	10,603	11,415	10,901
Secondary mortgage market operations	3,679	3,475	4,147	3,468	2,558
Other income	18,983	16,774	14,761	17,053	14,730
Total noninterest income	$107,131	$106,001	$98,524	$94,791	$91,209
NONINTEREST EXPENSE
Personnel expense	$122,510	$122,022	$116,512	$114,347	$113,723
Net occupancy and equipment expense	18,632	18,222	18,366	17,671	17,862
Other real estate and foreclosed assets expense (income), net	467	(337)	1,181	1,780	(763)
Other expense	73,619	70,152	77,396	69,148	69,305
Amortization of intangibles	2,622	2,694	2,524	2,113	2,206
Total noninterest expense	$217,850	$212,753	$215,979	$205,059	$202,333
COMMON SHARE DATA
Earnings per share:
Basic	$1.51	$1.50	$1.32	$1.38	$1.41
Diluted	1.49	1.49	1.32	1.38	1.40

(f) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
PERIOD-END BALANCE SHEET
(Unaudited)

(dollars in thousands)	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
ASSETS
Commercial non-real estate loans	$9,809,011	$9,680,597	$9,760,733	$9,636,594	$9,876,592
Commercial real estate - owner occupied loans	3,270,080	3,279,258	3,136,182	3,000,998	3,011,955
Total commercial and industrial loans	13,079,091	12,959,855	12,896,915	12,637,592	12,888,547
Commercial real estate - income producing loans	4,283,168	4,076,643	3,940,309	3,809,664	3,798,612
Construction and land development loans	1,239,086	1,197,305	1,219,514	1,287,919	1,281,115
Residential mortgage loans	4,016,917	4,027,600	4,057,307	4,025,145	3,961,328
Consumer loans	1,340,178	1,335,162	1,347,705	1,337,826	1,369,845
Total loans	23,958,440	23,596,565	23,461,750	23,098,146	23,299,447
Loans held for sale	33,158	33,161	30,760	26,596	21,525
Securities	8,094,799	7,991,281	7,868,011	7,694,969	7,597,154
Short-term investments	132,266	911,313	604,609	841,458	939,715
Earning assets	32,218,663	32,532,320	31,965,130	31,661,169	31,857,841
Allowance for loan losses	(307,731)	(313,636)	(313,189)	(318,119)	(318,882)
Goodwill and other intangible assets	992,474	995,096	997,790	888,563	890,677
Other assets	2,569,356	2,552,627	2,562,921	2,519,067	2,652,149
Total assets	$35,472,762	$35,766,407	$35,212,652	$34,750,680	$35,081,785
LIABILITIES
Noninterest-bearing deposits	$10,374,991	$10,305,303	$10,638,785	$10,614,874	$10,597,461
Interest-bearing transaction and savings deposits	11,982,294	11,758,885	11,480,849	11,400,171	11,308,645
Interest-bearing public fund deposits	3,217,314	2,799,957	2,985,985	3,004,316	3,212,500
Time deposits	3,705,175	3,795,605	3,940,993	4,175,372	4,374,245
Total interest-bearing deposits	18,904,783	18,354,447	18,407,827	18,579,859	18,895,390
Total deposits	29,279,774	28,659,750	29,046,612	29,194,733	29,492,851
Short-term borrowings	1,017,292	1,891,520	1,044,927	542,780	639,015
Long-term debt	199,407	210,657	210,620	210,582	210,544
Other liabilities	516,172	530,001	545,074	523,913	611,739
Total liabilities	31,012,645	31,291,928	30,847,233	30,472,008	30,954,149
COMMON STOCKHOLDERS' EQUITY
Common stock net of treasury and capital surplus	1,800,732	1,943,187	1,976,208	2,008,987	2,029,122
Retained earnings	3,035,636	2,947,752	2,859,038	2,784,657	2,704,606
Accumulated other comprehensive (loss)	(376,251)	(416,460)	(469,827)	(514,972)	(606,092)
Total common stockholders' equity	4,460,117	4,474,479	4,365,419	4,278,672	4,127,636
Total liabilities & stockholders' equity	$35,472,762	$35,766,407	$35,212,652	$34,750,680	$35,081,785
CAPITAL RATIOS
Tangible common equity	$3,467,643	$3,479,383	$3,367,629	$3,390,109	$3,236,959
Tier 1 capital (g)	3,871,775	3,923,725	3,864,727	3,931,841	3,886,926
Common equity as a percentage of total assets	12.57%	12.51%	12.40%	12.31%	11.77%
Tangible common equity ratio	10.06%	10.01%	9.84%	10.01%	9.47%
Leverage (Tier 1) ratio (g)	11.17%	11.46%	11.35%	11.55%	11.29%
Common equity tier 1 (CET1) ratio (g)	13.66%	14.09%	13.97%	14.48%	14.14%
Tier 1 risk-based capital ratio (g)	13.66%	14.09%	13.97%	14.48%	14.14%
Total risk-based capital ratio (g)	15.46%	15.92%	15.82%	16.37%	15.93%

(g) Estimated for most recent period-end. Regulatory capital ratios for 2024 reflect the election to use the five-year transition rules for the adoption of ASC 326, commonly referred to as Current Expected Credit Loss, or CECL.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE SHEET
(Unaudited)

	Three Months Ended			Twelve Months Ended
(in thousands)	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
ASSETS
Commercial non-real estate loans	$9,714,865	$9,646,077	$9,545,824	$9,670,264	$9,704,956
Commercial real estate - owner occupied loans	3,303,845	3,195,141	3,085,830	3,134,945	3,086,094
Total commercial and industrial loans	13,018,710	12,841,218	12,631,654	12,805,209	12,791,050
Commercial real estate - income producing loans	4,141,549	4,016,842	3,966,010	3,969,563	4,018,355
Construction and land development loans	1,215,920	1,183,117	1,318,306	1,224,163	1,454,271
Residential mortgage loans	4,011,469	4,052,310	3,967,895	4,031,508	3,982,122
Consumer loans	1,328,115	1,332,408	1,364,647	1,336,365	1,384,945
Total loans	23,715,763	23,425,895	23,248,512	23,366,808	23,630,743
Loans held for sale	34,618	22,162	21,082	25,463	22,027
Securities (h)	8,484,162	8,383,771	8,257,061	8,346,076	8,221,973
Short-term investments	363,772	381,804	806,357	492,427	547,811
Earning assets	32,598,315	32,213,632	32,333,012	32,230,774	32,422,554
Allowance for loan losses	(317,185)	(316,542)	(317,256)	(319,903)	(315,738)
Goodwill and other intangible assets	993,742	996,408	891,741	960,738	895,200
Other assets	1,952,414	1,857,711	1,863,166	1,846,199	1,910,183
Total assets	$35,227,286	$34,751,209	$34,770,663	$34,717,808	$34,912,199
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Noninterest-bearing deposits	$10,165,806	$10,121,707	$10,409,022	$10,191,859	$10,491,504
Interest-bearing transaction and savings deposits	11,917,669	11,662,596	11,127,229	11,533,446	10,891,784
Interest-bearing public fund deposits	2,960,335	2,847,336	2,899,788	2,966,206	2,938,699
Time deposits	3,772,729	3,860,437	4,672,342	3,985,889	4,846,868
Total interest-bearing deposits	18,650,733	18,370,369	18,699,359	18,485,541	18,677,351
Total deposits	28,816,539	28,492,076	29,108,381	28,677,400	29,168,855
Short-term borrowings	1,244,936	1,135,304	672,252	969,552	891,440
Long-term debt	213,326	210,639	227,714	211,424	234,197
Other liabilities	534,774	544,444	623,990	545,249	665,836
Common stockholders' equity	4,417,711	4,368,746	4,138,326	4,314,183	3,951,871
Total liabilities & stockholders' equity	$35,227,286	$34,751,209	$34,770,663	$34,717,808	$34,912,199

(h) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Three Months Ended
	12/31/2025			9/30/2025			12/31/2024
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$18,376.2	$277.3	5.99%	$18,041.2	$277.9	6.12%	$17,916.0	$283.4	6.29%
Residential mortgage loans	4,011.5	40.0	3.99%	4,052.3	40.6	4.00%	3,967.9	38.3	3.86%
Consumer loans	1,328.1	26.2	7.83%	1,332.4	27.7	8.25%	1,364.6	29.1	8.47%
Loan fees & late charges	—	(0.4)	0.00%	—	(0.3)	0.00%	—	0.6	0.00%
Total loans (TE) (j) (k)	23,715.8	343.1	5.75%	23,425.9	345.9	5.87%	23,248.5	351.4	6.02%
Loans held for sale	34.6	0.5	6.17%	22.2	0.4	6.73%	21.1	0.3	6.08%
US Treasury and government agency securities	643.5	5.2	3.24%	661.7	5.4	3.25%	595.1	4.5	3.04%
CMOs and mortgage backed securities	7,108.3	52.4	2.95%	6,962.1	50.3	2.89%	6,812.8	45.2	2.65%
Municipals (TE)	714.6	5.3	3.00%	742.5	5.5	2.96%	825.7	6.1	2.96%
Other securities	17.7	0.2	3.87%	17.4	0.1	3.72%	23.4	0.2	3.87%
Total securities (TE) (l)	8,484.1	63.1	2.98%	8,383.7	61.3	2.92%	8,257.0	56.0	2.71%
Total short-term investments	363.8	3.5	3.78%	381.8	4.0	4.19%	806.4	9.3	4.59%
Average earning assets yield (TE)	$32,598.3	$410.2	5.00%	$32,213.6	$411.6	5.08%	$32,333.0	$417.0	5.14%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$11,917.7	$60.0	2.00%	$11,662.6	$63.1	2.15%	$11,127.2	$61.6	2.20%
Time deposits	3,772.7	33.1	3.48%	3,860.5	34.0	3.50%	4,672.3	50.0	4.26%
Public funds	2,960.3	20.9	2.80%	2,847.3	21.0	2.93%	2,899.8	23.5	3.22%
Total interest-bearing deposits	18,650.7	114.0	2.42%	18,370.4	118.1	2.55%	18,699.3	135.1	2.87%
Short-term borrowings	1,245.0	8.8	2.80%	1,135.3	8.2	2.87%	672.3	2.5	1.51%
Long-term debt	213.3	2.7	5.21%	210.6	3.0	5.66%	227.7	3.1	5.38%
Total borrowings	1,458.3	11.5	3.15%	1,345.9	11.2	3.30%	900.0	5.6	2.49%
Total interest-bearing liabilities cost	20,109.0	125.5	2.48%	19,716.3	129.3	2.60%	19,599.3	140.7	2.86%
Net interest-free funding sources	12,489.3			12,497.3			12,733.7
Total cost of funds	32,598.3	125.5	1.53%	32,213.6	129.3	1.59%	32,333.0	140.7	1.73%
Net Interest Spread (TE)		$284.7	2.53%		$282.3	2.48%		$276.3	2.28%
Net Interest Margin (TE)	$32,598.3	$284.7	3.48%	$32,213.6	$282.3	3.49%	$32,333.0	$276.3	3.41%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(j) Includes nonaccrual loans.
(k) Included in interest income is net purchase accounting accretion of $0.5 million for the three months ended December 31, 2024. There was no net purchase accounting accretion in 2025.
(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Twelve Months Ended
	12/31/2025			12/31/2024
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (i)	$17,998.9	$1,093.4	6.07%	$18,263.7	$1,179.0	6.46%
Residential mortgage loans	4,031.5	160.9	3.99%	3,982.1	152.8	3.84%
Consumer loans	1,336.4	109.3	8.18%	1,384.9	121.5	8.78%
Loan fees & late charges	—	(1.6)	0.00%	—	5.5	0.00%
Total loans (TE) (j) (k)	23,366.8	1,362.0	5.83%	23,630.7	1,458.8	6.17%
Loans held for sale	25.5	1.7	6.49%	22.0	1.6	7.44%
US Treasury and government agency securities	631.0	20.0	3.17%	549.9	15.8	2.87%
CMOs and mortgage backed securities	6,942.4	197.7	2.85%	6,805.2	175.0	2.57%
Municipals (TE)	755.0	22.4	2.97%	843.4	25.0	2.96%
Other securities	17.7	0.6	3.73%	23.5	0.9	3.77%
Total securities (TE) (l)	8,346.1	240.7	2.88%	8,222.0	216.7	2.63%
Total short-term investments	492.4	20.6	4.18%	547.8	27.0	4.93%
Average earning assets yield (TE)	$32,230.8	$1,625.0	5.04%	$32,422.5	$1,704.1	5.26%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$11,533.4	$240.0	2.08%	$10,891.8	$248.2	2.28%
Time deposits	3,985.9	143.0	3.59%	4,846.9	223.3	4.61%
Public funds	2,966.2	87.3	2.94%	2,938.7	102.9	3.50%
Total interest-bearing deposits	18,485.5	470.3	2.54%	18,677.4	574.4	3.08%
Short-term borrowings	969.6	23.7	2.44%	891.4	24.4	2.73%
Long-term debt	211.4	11.8	5.59%	234.2	12.3	5.23%
Total borrowings	1,181.0	35.5	3.01%	1,125.6	36.7	3.25%
Total interest-bearing liabilities cost	19,666.5	505.8	2.57%	19,803.0	611.1	3.09%
Net interest-free funding sources	12,564.3			12,619.5
Total cost of funds	32,230.8	505.8	1.57%	32,422.5	611.1	1.88%
Net Interest Spread (TE)		$1,119.2	2.47%		$1,093.0	2.17%
Net Interest Margin (TE)	$32,230.8	$1,119.2	3.47%	$32,422.5	$1,093.0	3.37%

(i) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(j) Includes nonaccrual loans.
(k) Included in interest income is net purchase accounting accretion of $2.1 million for the twelve months ended December 31, 2024. There was no net purchase accounting accretion in 2025.
(l) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars in thousands)	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
Nonaccrual loans (m)	$106,870	$113,554	$97,335	$106,870	$97,335
ORE and foreclosed assets	14,788	11,140	27,797	14,788	27,797
Total nonaccrual loans + ORE and foreclosed assets	$121,658	$124,694	$125,132	$121,658	$125,132
Nonaccrual loans as a percentage of loans	0.45%	0.48%	0.42%	0.45%	0.42%
Nonaccrual loans + ORE and foreclosed assets as a % of loans, ORE and foreclosed assets	0.51%	0.53%	0.54%	0.51%	0.54%
Accruing loans 90 days past due	$28,798	$24,576	$21,852	$28,798	$21,852
Accruing loans 90 days past due as a percentage of loans	0.12%	0.10%	0.09%	0.12%	0.09%
Modified loans - still accruing	$124,527	$82,218	$79,324	$124,527	$79,324
Modified loans - still accruing as a % of loans	0.52%	0.35%	0.34%	0.52%	0.34%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses:
Beginning balance	$313,636	$313,189	$317,271	$318,882	$307,907
Provision for loan losses	7,091	11,877	13,352	41,308	57,008
Charge-offs	(17,109)	(15,736)	(16,654)	(68,466)	(73,084)
Recoveries	4,113	4,306	4,913	16,007	27,051
Net charge-offs	(12,996)	(11,430)	(11,741)	(52,459)	(46,033)
Ending Balance	$307,731	$313,636	$318,882	$307,731	$318,882
Reserve for unfunded lending commitments:
Beginning balance	$27,874	$27,100	$25,493	$24,053	$28,894
Provision for losses on unfunded lending commitments	6,054	774	(1,440)	9,875	(4,841)
Ending balance	$33,928	$27,874	$24,053	$33,928	$24,053
Total allowance for credit losses	$341,659	$341,510	$342,935	$341,659	$342,935
Total provision for credit losses	$13,145	$12,651	$11,912	$51,183	$52,167
Allowance for loan losses as a percentage of period-end loans	1.28%	1.33%	1.37%	1.28%	1.37%
Allowance for credit losses as a percentage of period-end loans	1.43%	1.45%	1.47%	1.43%	1.47%
Allowance for loan losses as a % of nonaccrual loans	287.95%	276.20%	327.61%	287.95%	327.61%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries):
Commercial & real estate loans	$10,112	$7,472	$7,488	$39,348	$31,318
Residential mortgage loans	(76)	181	(14)	81	(215)
Consumer loans	2,960	3,777	4,267	13,030	14,930
Total net charge-offs	$12,996	$11,430	$11,741	$52,459	$46,033
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	0.22%	0.16%	0.17%	0.22%	0.17%
Residential mortgage loans	(0.01)%	0.02%	(0.00)%	0.00%	(0.01)%
Consumer loans	0.88%	1.12%	1.24%	0.98%	1.08%
Total net charge-offs as a percentage of average loans	0.22%	0.19%	0.20%	0.22%	0.19%
AVERAGE LOANS
Commercial & real estate loans	$18,376,179	$18,041,177	$17,915,970	$17,998,935	$18,263,676
Residential mortgage loans	4,011,469	4,052,310	3,967,895	4,031,508	3,982,122
Consumer loans	1,328,115	1,332,408	1,364,647	1,336,365	1,384,945
Total average loans	$23,715,763	$23,425,895	$23,248,512	$23,366,808	$23,630,743

(m) Included in nonaccrual loans are nonaccruing modified loans to borrowers experiencing financial difficulties totaling $5.8 million at December 31, 2025, $9.3 million at September 30, 2025, and $20.2 million at December 31, 2024.

HANCOCK WHITNEY CORPORATION
ASSET QUALITY INFORMATION
(Unaudited)

	Three Months Ended
(dollars in thousands)	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Nonaccrual loans (m)	$106,870	$113,554	$94,922	$104,214	$97,335
ORE and foreclosed assets	14,788	11,140	26,847	26,690	27,797
Total nonaccrual loans + ORE and foreclosed assets	$121,658	$124,694	$121,769	$130,904	$125,132
Nonaccrual loans as a percentage of loans	0.45%	0.48%	0.40%	0.45%	0.42%
Nonaccrual loans + ORE and foreclosed assets as a % of loans, ORE and foreclosed assets	0.51%	0.53%	0.52%	0.57%	0.54%
Accruing loans 90 days past due	$28,798	$24,576	$58,702	$15,593	$21,852
Accruing loans 90 days past due as a percentage of loans	0.12%	0.10%	0.25%	0.07%	0.09%
Modified loans - still accruing	$124,527	$82,218	$62,234	$70,617	$79,324
Modified loans - still accruing as a % of loans	0.52%	0.35%	0.27%	0.31%	0.34%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses:
Beginning balance	$313,636	$313,189	$318,119	$318,882	$317,271
Provision for loan losses	7,091	11,877	12,856	9,484	13,352
Charge-offs	(17,109)	(15,736)	(22,328)	(13,293)	(16,654)
Recoveries	4,113	4,306	4,542	3,046	4,913
Net charge-offs	(12,996)	(11,430)	(17,786)	(10,247)	(11,741)
Ending Balance	$307,731	$313,636	$313,189	$318,119	$318,882
Reserve for unfunded lending commitments:
Beginning balance	$27,874	$27,100	$25,031	$24,053	$25,493
Provision for losses on unfunded lending commitments	6,054	774	2,069	978	(1,440)
Ending balance	$33,928	$27,874	$27,100	$25,031	$24,053
Total allowance for credit losses	$341,659	$341,510	$340,289	$343,150	$342,935
Total provision for credit losses	$13,145	$12,651	$14,925	$10,462	$11,912
Allowance for loan losses as a percentage of period-end loans	1.28%	1.33%	1.33%	1.38%	1.37%
Allowance for credit losses as a percentage of period-end loans	1.43%	1.45%	1.45%	1.49%	1.47%
Allowance for loan losses as a % of nonaccrual loans	287.95%	276.20%	329.94%	305.26%	327.61%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$10,112	$7,472	$14,704	$7,060	$7,488
Residential mortgage loans	(76)	181	196	(220)	(14)
Consumer loans	2,960	3,777	2,886	3,407	4,267
Total net charge-offs	$12,996	$11,430	$17,786	$10,247	$11,741
Net charge-offs (recoveries) as a percentage of average loans:
Commercial & real estate loans	0.22%	0.16%	0.33%	0.16%	0.17%
Residential mortgage loans	(0.01)%	0.02%	0.02%	(0.02)%	(0.00)%
Consumer loans	0.88%	1.12%	0.87%	1.02%	1.24%
Total net charge-offs as a percentage of average loans:	0.22%	0.19%	0.31%	0.18%	0.20%
AVERAGE LOANS
Commercial & real estate loans	$18,376,179	$18,041,177	$17,832,694	$17,738,216	$17,915,970
Residential mortgage loans	4,011,469	4,052,310	4,081,987	3,979,689	3,967,895
Consumer loans	1,328,115	1,332,408	1,334,560	1,350,668	1,364,647
Total average loans	$23,715,763	$23,425,895	$23,249,241	$23,068,573	$23,248,512

(m) Included in nonaccrual loans are nonaccruing modified loans to borrowers experiencing financial difficulties totaling $5.8 million at December 31, 2025, $9.3 million at September 30, 2025, $13.1 million at June 30, 2025, $25.0 million at March 31, 2025, and $20.2 million at December 31, 2024.

HANCOCK WHITNEY CORPORATION
Appendix A to the Earnings Release
Reconciliation of Non-GAAP Measure
(Unaudited)

PRE-PROVISION NET REVENUE (TE) AND ADJUSTED PRE-PROVISION NET REVENUE (TE)
	Three Months Ended					Twelve Months Ended
(in thousands)	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Net Income (GAAP)	$125,572	$127,466	$113,531	$119,504	$122,074	$486,073	$460,815
Provision for credit losses	13,145	12,651	14,925	10,462	11,912	51,183	52,167
Income tax expense	32,734	32,869	31,048	29,671	28,446	126,322	113,158
Pre-provision net revenue	171,451	172,986	159,504	159,637	162,432	663,578	626,140
Taxable equivalent adjustment (n)	2,505	2,571	2,496	2,806	2,735	10,378	11,086
Pre-provision net revenue (TE)	173,956	175,557	162,000	162,443	165,167	673,956	637,226
Adjustments from supplemental disclosure items
Sabal Trust Company acquisition expense	—	—	5,911	—	—	5,911	—
FDIC special assessment	—	—	—	—	—	—	3,800
Adjusted pre-provision net revenue (TE)	$173,956	$175,557	$167,911	$162,443	$165,167	$679,867	$641,026

REVENUE (TE), ADJUSTED REVENUE (TE) AND EFFICIENCY RATIO
	Three Months Ended					Twelve Months Ended
(in thousands)	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Net interest income	$282,170	$279,738	$276,959	$269,905	$273,556	$1,108,772	$1,081,921
Noninterest income	107,131	106,001	98,524	94,791	91,209	406,447	364,129
Total GAAP revenue	389,301	385,739	375,483	364,696	364,765	1,515,219	1,446,050
Taxable equivalent adjustment (n)	2,505	2,571	2,496	2,806	2,735	10,378	11,086
Total revenue (TE)	$391,806	$388,310	$377,979	$367,502	$367,500	1,525,597	1,457,136
GAAP Noninterest expense	$217,850	$212,753	$215,979	$205,059	$202,333	$851,641	$819,910
Amortization of intangibles	(2,622)	(2,694)	(2,524)	(2,113)	(2,206)	(9,953)	(9,413)
Adjustments from supplemental disclosure items
Sabal Trust Company acquisition expense	—	—	(5,911)	—	—	(5,911)	—
FDIC special assessment	—	—	—	—	—	—	(3,800)
Adjusted noninterest expense for efficiency	$215,228	$210,059	$207,544	$202,946	$200,127	$835,777	$806,697
Efficiency ratio (o)	54.93%	54.10%	54.91%	55.22%	54.46%	54.78%	55.36%

(n) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(o) The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and supplemental disclosure items noted above.